2018 First Quarter Earnings Call February 8, 2018 Exhibit 99.2

Forward Looking Statements / Non-GAAP Measures This presentation contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this presentation represent the Company's views as of the date of this presentation and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this presentation. This presentation contains references to certain financial measures that are not presented in accordance with Generally Accepted Accounting Principles (“GAAP"). The Company utilizes non-GAAP financial measures to analyze and report operating results that are unaffected by differences in capital structures, capital investment cycles, and varying ages of related assets. Although the Company believes these measures provide a useful representation of performance, non-GAAP financial measures should not be considered in isolation or as a substitute for any items calculated in accordance with GAAP. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure can be found in the Appendix to this presentation as well as Company’s latest Form 8-K, filed with the SEC on February 8, 2018. www.BECN.com

First Quarter 2018 Highlights and Outlook Record first quarter net sales of $1.1 billion; existing markets same day sales growth of 8.3% Strong organic sales performance across all three segments. Positive residential growth for 15 consecutive quarters. Commercial has produced two consecutive quarters of mid-single digit growth. Complementary was our top performer, increasing 11.7% vs. prior year. Customer pricing turned positive (up 0.5-1.0%), a significant shift from recent trends Solid Q1 expense leverage; existing market operating expense as a percent of sales improved 100 bps First quarter net income of $67.6 million ($46.7 million Adjusted)1 vs. $20.4 million ($34.4 million Adjusted)1 in prior year Q1 EPS $0.98 ($0.68 Adjusted)1 vs. EPS of $0.33 ($0.56 Adjusted)1 in prior year; Q1’18 impacted by $0.08 dilution from secondary common stock offering U.S. tax reform had a favorable impact on Q1 results, adding $0.71 to EPS ($0.09 Adjusted) Record first quarter Adjusted EBITDA of $86.0 million2 (7.7% of net sales) Net Debt Leverage remains below 3.0x at 2.8x3 excluding net proceeds from September 2017 secondary common stock offering Closed on the acquisition of Allied Building Products on January 2 Raising 2018 EPS outlook from $2.95-$3.25 range to $3.40-$3.70, driven by tax reform and strong Q1 www.BECN.com 1,2,3 See reconciliation on slides 12, 14 and 13, respectively

Quarterly Results – Net Sales & Gross Margin www.BECN.com Existing Market Sales, Gross Profit and Gross Margin 23.2% Existing Market results above exclude results from acquired branches until they have been under ownership for at least four full fiscal quarters at the start of the fiscal reporting period Existing Market Product Mix Total 8.3% Northeast 2.9% Mid-Atlantic (1.4%) Southeast 24.0% Southwest (1.0%) Midwest 8.3% West 25.2% Canada 9.0% Existing Market Daily Sales Growth by Region* $ in millions *Same Days

Quarterly Results – Operating Expense www.BECN.com Existing Market results above exclude results from acquired branches until they have been under ownership for at least four full fiscal quarters at the start of the fiscal reporting period *See slide 15 for reconciliation table Existing Market Operating Expense GAAP Adjusted Payroll – volume related $9.8 $10.5 Warehouse and G&A 0.5 (3.9) Other 0.2 (0.6) Amortization (3.6) -- Subtotal $6.9 $6.0 FY18 vs. FY17 OpEx Increase (Decrease) $ in millions

Beacon Roofing Supply

Anticipated Impact from U.S. Tax Reform

FY 2018 tax rate reflects one-quarter under the previous Federal tax rate, and three quarters within the new rate structure. The result creates a blended base quarterly effective tax rate estimate of 29-30%.

Adjusted Effective Tax Rate Summary by Period						
	Q1'18	Q2'18	Q3'18	Q4'18	FY 2018	FY 2019
Effective Rate	25.3%*	~30%	~30%	~30%	29-30%	26-27%

*Q1'18 was impacted by certain discrete items, the largest of which relates to adoption of ASU 2016-09 for share-based payment accounting

One-Time Q1'18 Tax Benefits (Costs) Excluded from Adjusted EPS		
	Tax Impact	Adjusted EPS
Revaluation of deferred tax assets and liabilities	$47.4 million	$0.68
Repatriation tax of foreign earnings/profits	($0.9 million)	(0.01)

www.BECN.com 6

Cash Flow from Operations www.BECN.com Year-to-Date Results Net Income Non-Cash and Working Capital Adjustments Operational Cash Flow FY 2018 $67.6 ($108.1) ($40.5) FY 2017 $20.4 $57.7 $78.1 $ in millions $ in millions

www.BECN.com 23.2% (2)Excludes proceeds from September 2017 secondary common stock offering; see slide 14 for detail Fiscal Year Fiscal Year (2) (2) Key Balance Sheet Metrics (1)Includes opening working capital balances for RSG transaction (1)

Fiscal 2018 Outlook Summary www.BECN.com *See definitions in the Appendix of this presentation 2018 Current 2018 Previous Revenue $6.6 - $6.9 billion $6.6 - $6.9 billion Adjusted EBITDA* $560 - $600 million $560 - $600 million Adjusted EPS* $3.40 - $3.70 $2.95 - $3.25 Effective Tax Rate 29% - 30% 38% - 39%

Beacon Roofing Supply

EPS Contribution from Convertible Preferred

Convertible Preferred Accounting Method for EPS Calculations				
	Q2'18*	Q3'18	Q4'18	FY2018
After-Tax Dividend	**($6.0mm)**	----	----	----
Diluted Shares	**~69 million**	**~79 million**	**~79 million**	**~76 million****

*Given the seasonality of our business and related impact on Beacon's historical winter profitability, the Q2 approach demonstrated above is likely to be the most dilutive EPS calculation method for second quarters in future years, as well.

**Full-year share count would substitute 79 million shares outstanding for the Q2 actual when calculating year average shares, and the after-tax dividend would be removed for EPS calculations

www.BECN.com

10

Appendix www.BECN.com

Reconciliation: Adjusted Net Income /Adjusted EPS Quarter-To-Date www.BECN.com Note: Adjusted Net Income (Loss) is defined as net income excluding non-recurring costs related to acquisitions and the amortization of intangibles, as well as the non-recurring effects of tax reform. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period (see Consolidated Statements of Operations for amounts). While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net loss per share or diluted earnings per share calculated in accordance with GAAP.

Reconciliation: Net Debt Leverage Ratio www.BECN.com

Reconciliation: Adjusted EBITDA www.BECN.com Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation and non-recurring acquisition costs. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies.   Acquisition costs reflect all non-recurring charges related to acquisitions (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.   While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs because we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Reconciliation of Existing Markets Operating Expense to Adjusted Operating Expense: www.BECN.com Note: FY18 operating expense adjustments include: Acquisition costs $5.6 million and Amortization $16.5 million. FY17 operating expense adjustments include: Acquisition costs of $1.2 million and Amortization of $20.1 million

2018 Guidance Reconciliations $ in millions Low High GAAP Net Income $150 - $160 Acquisition Costs (SG&A) $70 - $80 Interest Expense, net $135 - $145 Income Taxes $5 - ($5) Depreciation $55 - $60 Amortization $130 - $140 Stock Compensation $15 - $20 Adjusted EBITDA $560 - $600 $ in millions Low High GAAP Net Income $150 - $160 One-time tax items ($45) - ($45) Acquisition Costs (post-tax) $65 $70 Amortization (post-tax) $90 - $100 Adjusted Net Income $260 - $285 Avg Diluted Shares Outstanding 76 - 76 Adjusted Diluted EPS $3.40 - $3.70 www.BECN.com Adjusted EBITDA 2018 Outlook Adjusted EPS 2018 Outlook